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                                                                       EXHIBIT 2



                                   SIDE LETTER

                  THIS SIDE LETTER dated as of May 3, 2002 by and among GE Supply Logistics, LLC, a Delaware limited liability company ("Purchaser"), and Sellers (as defined below) is executed and delivered in connection with that certain Asset Purchase Agreement, dated as of April 16, 2002 (the "Asset Purchase Agreement"), by and between (i) General Electric Company, a New York corporation ("Assignor"), and (ii) Questron Technology, Inc., a Delaware corporation ("Questron"), and each of its subsidiaries listed on the signature page hereto (with Questron, collectively, the "Sellers"). Terms defined in the Asset Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

                  WHEREAS, Purchaser is an Affiliate of Assignor; and

                  WHEREAS, pursuant to Section 13.8 of the Asset Purchase Agreement, Assignor has the right to assign its rights and obligations under the Agreement to an Affiliate of Assignor without the prior written consent of Sellers.

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                  To the extent that Purchaser and its Affiliates continue to occupy any of the leased real property of Sellers after the Closing Date, Purchaser shall be obligated to pay the applicable monthly rent for such period of occupancy from and after June 1, 2002.

                  On the Closing Date, Purchaser shall pay Sellers $1,331,000 (the "Estimated Amount"), which has been calculated as set forth on Schedule A hereto and such calculation shall be based on the estimated amounts set forth on the cash balance (the "Estimated Cash Balance") attached as Schedule B hereto. The Estimated Amount is in addition to the payment of the Purchase Price that Purchaser is obligated to pay Sellers pursuant to Section 3.1 of the Asset Purchase Agreement and is in satisfaction of its obligations to fund "Cash" under Section 2.1(a)(i) of the Asset Purchase Agreement. As a result of Purchaser's payment of the Estimated Amount, Purchaser shall have no obligation to pay any additional amount under Section 2.1(a)(i) of the Asset Purchase Agreement. The Estimated Amount shall be treated as an addition to the Purchase Price. Sellers shall provide to Purchaser no later than May 8, 2002 a cash balance (the "Final Cash Balance") which contains the same category of items set forth on the Estimated Cash Balance and reflects the actual amounts of the Business as of the close of business on May 3, 2002. Based on the Final Cash Balance and in accordance with the method of calculation used to calculate the Estimated Amount as set forth on Schedule A, Sellers




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shall calculate (the "Final Calculation") the final amount (the "Final Amount")
of the Business and deliver to Purchaser the Final Calculation at the same time as the Final Cash Balance. If the Estimated Amount is greater than the Final Amount, Sellers shall be entitled to retain the first $100,000 of such excess, and Sellers shall be obligated to immediately pay to Purchaser at the time of delivery of the Final Calculation, any excess amount above $100,000. If the Estimated Amount is less than the Final Amount, Purchaser shall under no circumstance have any obligation to pay Sellers such deficiency. Purchaser shall have 5 business days after receipt from Sellers of the Final Cash Balance and the Final Calculation to review the Final Cash Balance and the Final Calculation. If Purchaser disputes the Final Calculation, Purchaser and Sellers shall try, in good faith, to resolve any such dispute. If Purchaser and Sellers determine that any additional amount is owed to Purchaser after resolution of any dispute, Sellers shall pay Purchaser such amount within 2 business days after resolution of such dispute.

                  Purchaser and Sellers hereby agree that the Closing shall be effective as of the close of business on May 3, 2002.

                  Sellers acknowledge receipt from Purchaser of the total amount of $88,031,000, consisting of (a) the bid deposit of $500,000, (b) the balance of the initial Purchase Price, $86,200,000 and (c) the Estimated Amount of $1,331,000.

                  [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK; SIGNATURE PAGES FOLLOW.]



                                       2
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         IN WITNESS WHEREOF, the parties hereto have caused this Side Letter to be duly executed as of the date first above written.

                                       PURCHASER:

                                       GE SUPPLY LOGISTICS, LLC


                                       By:
                                           -------------------------------------
                                           Name:  John C. Gschwind
                                           Title: Secretary

                                                 SELLERS:

                                       QUESTRON TECHNOLOGY, INC.
                                       QUESTRON DISTRIBUTION LOGISTICS, INC.
                                       INTEGRATED MATERIAL SYSTEMS, INC.
                                       POWER COMPONENTS, INC.
                                       FAS-TRONICS, INC.
                                       FORTUNE INDUSTRIES, INC.
                                       ACTION THREADED PRODUCTS, INC.
                                       CAPITAL FASTENERS, INC.
                                       B&G SUPPLY COMPANY, INC.
                                       R.S.D. SALES CO. INC.
                                       CALIFORNIA FASTENERS, INC.
                                       COMPWARE, INC.
                                       QUESTNET COMPONENTS, INC.
                                       QUESTRON FINANCE CORP.
                                       QUESTRON OPERATING COMPANY, INC.
                                       POWER TOO, INC.
                                       ACTION THREADED PRODUCTS OF
                                          GEORGIA, INC.
                                       ACTION THREADED PRODUCTS OF
                                          MINNESOTA, INC.

                                        By: /s/ Dominic A. Polimeni
                                            ------------------------------------
                                            Name:  Dominic A. Polimeni
                                            Title: Chairman and Chief Executive
                                                   Officer for each of the
                                                   above-listed Sellers


                                       3
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                                   SCHEDULE A

                          CASH ADJUSTMENTS AT CLOSING*

AGAINST SELLERS' NEGATIVE BOOK BALANCE OF ($1,027,492.04)

         $302,000 = Facility and personnel property lease payments

         $300,000 = Purchaser payment (or reimbursement to Sellers) of COD
                    Inventory shipments received on 5/3/02

         $250,000 = Additional Purchaser Payment

         $852,000

AGAINST PURCHASER'S $500,000 CASH COMMITMENT

         $500,000
          (12,000) = cure payment

           (9,000) = title insurance
         --------

         $479,000

TOTAL CASH ADJUSTMENTS AT CLOSING*
---------------------------------

         $852,000

         $479,000

         $1,331,000 = Paid by Purchaser to Sellers at Closing

------------------------------------------

*1. Purchaser shall not have any obligation to make any additional payments, even if post-closing adjustments are in Seller's favor.

 2. If post-closing adjustments are in Purchasers' favor, Sellers shall not be obligated to make any payments unless and until such adjustments exceed $100,000 (in relation to the estimated adjustments at Closing), in which event Sellers shall pay Purchasers the dollar amount of any such adjustments that exceed $100,000.




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                                   SCHEDULE B

QUESTRON TECHNOLOGY, INC.
BOOK CASH BALANCE AND RECONCILIATION
AND CALCULATION OF AMOUNT DUE TO (FROM) QUESTRON AT CLOSING

--------------------------------------------------------------------------------

BANK BALANCES:

       Silicon Valley Bank                            (102.54)
       Landmark Bank                                 14,159.60
       Bank of America                                1,156.81
       First Natl Bank of Long Island                31,855.79
       First Union - small account                      441.22
       First Midwest Bank                             6,502.86
       Wells Fargo MMA                                2,956.03
       First Union Master Funding                   130,806.84
       First Union Lockbox                           16,847.63
       Wells Fargo Lockbox                          307,258.28
                                                   -----------    -------------
       Total bank balance                                            511,882.52


OUTSTANDING CHECKS/WIRES/DISBURSEMENTS:

       Questron Technology, Inc.                    159,737.50
       Questron Distribution Logistics, Inc.        473,171.35
       IMS Corporation                               14,719.65
       Power Components, Inc.                         2,200.00
       Branch petty cash accounts                   848,857.83
       Estimate of additional CODs on 5/3/02        300,000.00
       Less: Estimate of 5/3/02 lockbox deposit   (150,000.00)
       Less: Friday clearings                     (109,311.77)
                                                  ------------    -------------
       Total outstanding checks
                                                                   1,539,374.56


BOOK BALANCE                                                      (1,027,492.04)

BALANCE TO BE LEFT BEHIND FOR WIND DOWN EXPENSES                     500,000.00
                                                                  -------------

AMOUNT DUE TO (FROM) QUESTRON AT CLOSING                           1,527,492.04
                                                                  =============